ARTICLES OF INCORPORATION

                                     OF

                            BQT SUBSIDIARY INC.

                                 * * * * *

                                 ARTICLE I

         THE UNDERSIGNED, Asher Martin Rubin, whose post office address is 10 Light Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, hereby forms a corporation under and by virtue of the Maryland General Corporation Law.

                                 ARTICLE II

                                    NAME
                                    ----

         The name of the Corporation is BQT Subsidiary Inc. (the
"Corporation").

                                ARTICLE III

                            PURPOSES AND POWERS
                            -------------------

         The purposes for which the Corporation is formed are to act as an investment company under the federal Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

                                ARTICLE IV

                    PRINCIPAL OFFICE AND RESIDENT AGENT
                    -----------------------------------

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                                 ARTICLE V

                               CAPITAL STOCK
                               -------------

         (1) The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, all of which shall have a par value of one cent ($.01) per share and of the aggregate par value of Two Million Dollars ($2,000,000).

         (2) (a) The Board of Directors of the Corporation is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

             (b) Without limiting the generality of the foregoing, the dividends and distributions or other payments with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

             (c) Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted in this section, (2) all the authorized shares of the Corporation are designated as Common Stock. Shares of the Common Stock and the holders thereof, and shares of any class and the holders thereof, shall be subject to the following provisions, provided, however, that if no shares of any class other than Common Stock are outstanding, the shares of the Common Stock and the holders thereof shall nevertheless be subject to the following provisions except to the extent that such provisions are by their terms applicable only when shares of two or more classes are outstanding.

                  (i) The net asset value of each share of the Corporation's capital stock issued, sold or purchased at net asset value shall be the current net asset value per share as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the 1940 Act.

                  (ii) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class.

                  (iii) In the event of the liquidation or dissolution of the Corporation, the holders of the Common Stock of the Corporation's stock shall be entitled to receive all the assets of the Corporation not attributable to other classes of stock through any preference. The assets so distributable to the stockholders shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation.

                  (iv) Unless otherwise expressly provided in these Articles of Incorporation, including any Articles Supplementary creating any class of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes of capital stock shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class is required by the 1940 Act or any rules, regulations or orders issued thereunder, or the Maryland General Corporation Law, such requirement as to a separate vote by that class shall apply in lieu of a vote of all classes voting together as a single class as described above.

                  (v) The Corporation shall be entitled to purchase shares of its capital stock, to the extent that the Corporation may lawfully effect such purpose under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable.

                  (vi) All shares purchased by the corporation shall constitute authorized but unissued shares and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares purchased by it. Unless and until their classification is changed in accordance with section (2) of this Article V, all shares of capital stock so purchased shall continue to belong to the same class to which they belonged at the time of their purchase.

                  (vii) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

                  (viii) Any purchase or transfer or purported purchase or transfer of capital stock to (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing;
(ii) any organization (other than a farmer's cooperative described in ss.521 of the Internal Revenue Code of 1986, as amended (the "Code" that is exempt from the tax imposed by 26 U.S.C. ss.1-1399 and not subject to the tax imposed by 26 U.S.C. ss.511 or (iii) any rural electric or telephone cooperative described in ss.1381(1)(2)(C) of the Code shall be void. Any capital stock purportedly transferred to or retained by such an entity may, at the option of the Corporation, be repurchased by the Corporation at the lesser of market value or net asset value at the time of repurchase.

                  (ix) All persons who shall acquire capital stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended from time to time.

                                 ARTICLE VI

                   PROVISIONS FOR DEFINING, LIMITING AND
                REGULATING CERTAIN POWERS OF THE CORPORATION
                   AND OF THE DIRECTORS AND STOCKHOLDERS
                ---------------------------------------------

         (1) The number of directors of the Corporation shall initially be eight, which number may be increased or decreased by or pursuant to the By-Laws of the Corporation but shall never be less than two (2), unless the Corporation has three (3) or more stockholders during which time the number of directors shall never be less than three (3). In addition, and notwithstanding the preceding sentence, the number of the Corporation's directors shall be increased by or pursuant to the Corporation's By-Laws to a number greater than or equal to three prior to or at the Corporation's first annual meeting of stockholders (the "initial annual meeting"). The names of the persons who shall act as directors until the initial annual meeting and until their successors are duly elected and qualify are:

                           Dr. Andrew F. Brimmer
                           Richard E. Cavanagh
                           Kent Dixon
                           Frank J. Fabozzi
                           Laurence D. Fink
                           James Clayburn LaForce, Jr.
                           Walter F. Mondale
                           Ralph L. Schlosstein

         Beginning with the initial annual meeting, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the initial annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each annual meeting of stockholders beginning with the annual meeting of stockholders next succeeding the initial annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director elected at an annual meeting shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes, as of the annual meeting of stockholders next succeeding any such change, so as to maintain a number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director; provided, however, that if the stockholders of any class of the Corporation's capital stock are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or the sole remaining director elected by that class may fill any vacancy among the number of directors elected by that class. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any annual meeting of stockholders, any director elected to fill any vacancy in the Board of Directors that has arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) shall hold office for a term which coincides with the remaining term of the class to which such directorship was previously assigned, if such vacancy arose other than by an increase in the number of directors, and until his successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of directors, any director so elected to fill such vacancy at an annual meeting shall hold office for a term which coincides with that of the class to which such directorship has been apportioned as heretofore provided, and until his successor shall be elected and shall qualify. A director may be removed for cause only, and not without cause, and only by action taken by the holders of at least seventy-five percent (75%) of the shares of capital stock then entitled to vote in an election of such director.

         (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or here after authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation or in the Maryland General Corporation Law or the 1940 Act.

         (3) Each person who at any time is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the Maryland General Corporation Law as it may be amended or interpreted from time to time, including the advancing of expenses, subject to any limitations imposed by the 1940 Act and the Rules and Regulations promulgated thereunder. Furthermore, to the fullest extent permitted by Maryland law, as it may be amended or interpreted from time to time, subject to the limitations imposed by the 1940 Act and the Rules and Regulations promulgated there under, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a director or officer of the Corporation under this Section in respect of any act or omission that occurred prior to such amendment or repeal.

         (4) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act and the Rules and Regulations promulgated thereunder.

                                ARTICLE VII

                        DENIAL OF PREEMPTIVE RIGHTS
                        ---------------------------

         No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes debentures, bonds, or other securities convertible into shares of any class of capital stock of the Corporation, either, whole or in part, to the existing stock holders.

                                ARTICLE VIII

                       CERTAIN VOTES OF STOCKHOLDERS
                       -----------------------------

         (1) Except as otherwise provided in these Articles of Incorporation and notwithstanding any provision of the Maryland General Corporation Law (other than Sections 3-601 through 3-603 of the Maryland General Corporation Law or any successors thereto) requiring approval by the stockholders (or any class of stockholders) of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon (or a majority of the votes entitled to be cast thereon as a separate class).

         (2) Notwithstanding the terms of Section 3-603(e)(1)(iv) of the Maryland General Corporation Law (or any successor thereto) and the provisions of Section (1) of this Article VIII, the Corporation hereby expressly elects to be subject to the requirements of Section 3-602; of the Maryland General Corporation Law. The amendment, alteration, modification, or repeal of this Section (2) of Article VIII of these Articles of Incorporation shall require the vote specified in Section 3-602 of the Maryland General Corporation Law.

                                 ARTICLE IX

                           DETERMINATION BINDING
                           ---------------------

         Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the authority of the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such re serves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE X

                      PRIVATE PROPERTY OF STOCKHOLDERS
                      --------------------------------

         The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                 ARTICLE XI

                         LIMITED TERM OF EXISTENCE
                         -------------------------

         The Corporation shall have a limited period of existence and shall cease to exist at the close of business on December 31, 2004, except that the Corporation shall continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs. After the close of business on December 31, 2004, if the Corporation has not liquidated and wound up its business and affairs, the directors shall become trustees of the Corporation's assets for purposes of liquidation with the full powers granted to directors of a corporation which has voluntarily dissolved under Subtitle 4 of Title 3 of the Maryland General Corporation Law or any successor statute as are necessary to liquidate the Corporation and wind up its affairs, but in no event with lesser powers than the powers granted by such subtitle granted under the Maryland General Corporation Law as of the date of incorporation of the Corporation.

         The Board of Directors may, to the extent it deems it appropriate, adopt a plan of termination at any time during the twelve months immediately preceding December 31, 2004, which plan of termination may set forth the terms and conditions for implementing the termination of the Corporation's existence under this Article XI. Stockholders of the Corporation shall not be entitled to vote on the adoption of any such plan or the termination of the Corporation's existence under this Article XI.

                                ARTICLE XII

                       CONVERSION TO OPEN-END COMPANY
                       ------------------------------

         Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of a majority of the total number of directors fixed in accordance with the By-Laws of the Corporation and the favorable vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to these Articles of Incorporation that makes the Common Stock or any other class of capital stock a "redeemable security" as that term is defined in the 1940 Act.

         The Corporation shall notify the holders of all shares of capital stock of the approval, in accordance with the preceding paragraph of this
Article XII, of any amendment to these Articles of Incorporation that makes the Common Stock a "redeemable security", as that term is defined in the 1940 Act, no later than thirty (30) days prior to the date of filing of such amendment with the State Department of Assessments and Taxation of the State of Maryland (or any successor agency); such amendment may not be so filed, however, until the later of (a) ninety (90) days following the date of approval of such amendment by the holders of shares of capital stock in accordance with the preceding paragraph of this Article XII and (b) the next January l or July l, whichever is sooner, following the date of such approval by holders of shares of capital stock.

                                ARTICLE XIII

                                 AMENDMENT
                                 ---------

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percent age may be specified by law), the amendment or repeal of Section
(1), Section (3), or Section (4) of Article VI, Section (l) of Article VIII, Article X, Article XI, Article XII or this Article XIII of these Articles of Incorporation shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the shares then entitled to be voted on the matter.



         IN WITNESS WHEREOF, the undersigned incorporator of BQT Subsidiary Inc. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

                  Dated the 16th day of February, 2000.



                                                  /s/ Asher Martin Rubin
                                                      ------------------
                                                      Asher Martin Rubin